SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) JUNE 30, 1998


                               PROPERTY RESOURCES FUND VI
            (Exact Name of Registrant as Specified in its Charter)





CALIFORNIA                          2-77330                     94-2838890
State or other jurisdiction    Commission File                 IRS Employer
 of incorporation                 Number                  Identification  Number



                      1800 GATEWAY DRIVE, SAN MATEO, CA 94404
             (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (415)312-3000

ITEM 2:     DISPOSITION OF ASSETS.

Grouse Run Apartments Limited Partnership
Oklahoma City, Oklahoma

On June 30, 1998, pursuant to a contract entered into on May 11, 1998, Property Resources Fund VI (the "Registrant") sold the Grouse Run Apartment Building, located in Oklahoma City, Oklahoma (the "Property").

The Property was sold for all cash at a gross price of $6,902,500.00. The unaffiliated purchaser was Grouse Run Apartments Limited Partnership, an Oklahoma limited partnership ("Buyer"). A real estate brokerage commission of $138,050 was paid to CB Commercial Real Estate Group, Inc., an unaffiliated real estate broker retained by the Registrant under a listing agreement dated January 27, 1998 and $69,025 was paid to Case & Associates Properties, Inc., an affiliate of the Buyer. The Property was purchased by the Registrant in November of 1983. The total all cash cost of the Property (including closing costs and acquisition fees) was $9,713,000.


THE PROCEEDS TO THE REGISTRANT FROM THE SALE ARE AS FOLLOWS:



Sales Price                   $6,902,500
Less:
 Brokerage Commissions           207,075
 Closing Costs                    17,104
 Secured First Mortgage        3,836,906
 Closing Pro-rations              72,900

Net Cash Proceeds to          $2,768,515
the Registrant


There was no material relationship between the Buyer and the Registrant or any of the affiliates, directors or officers of the Registrant or the Advisor or any associate of any director or officer of the Registrant or the Advisor.


ITEM 7:     PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Information is not included in this report, and will be filed by amendment within sixty (60) days from the date of this report.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:      July 15, 1998                     PROPERTY RESOURCES, INC.,
                                   General Partner of Property Resources Fund VI



                              BY: /s/ David P. Goss
                                      David P. Goss
                                      President